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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           --------------------------

                  CALIFORNIA                          94-2790804
        (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)          IDENTIFICATION NUMBER)

                              1139 KARLSTAD DRIVE
                              SUNNYVALE, CA 94086
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE))
                           --------------------------


                                   2000 STOCK PLAN

                               (Full title of the plan)


                           --------------------------
                              WILLIAM W. R. ELDER
                                  PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER

                                  GENUS, INC.
                              1139 KARLSTAD DRIVE
                              SUNNYVALE, CA 94086
                                 (408) 747-7120
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------

                                    COPY TO:
                              MARK REINSTRA, ESQ.
                              WILLIAM GRAVES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (415) 493-9300

=============================================================================================================================
                                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
                                                                      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE REGISTERED       PER SHARE              PRICE
----------------------------------------  ------------------------  ------------------  -------------------  -----------------
Common Stock, no par value, to be issued             1,000,000 (1)  $        3.795(2)  $         3,795,000  $          480.83
under the 2000 Stock Plan.

-----------------------------------------------------------------------------------------------------------------------------

(1)  The  2000  Stock  Plan  replaced  the  1991  Stock  Plan.  The unissued shares under the 1991 Stock Plan are no longer issuable  under  the 1991 Stock Plan, and are now issuable under the 2000 Stock Plan; an increase of 1,000,000 shares is added to the  2000  Stock  Plan for future grants, and such 1,000,000 additional shares are covered by this Registration
     Statement.

(2)  The  Proposed  Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities
     Act of 1933 as to the 1,000,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan, solely for the purpose  of  calculating  the registration fee.  No options have been granted with respect to such shares.  The computation is based upon the  average of the high and low price of the Common Stock as reported on the Nasdaq National
     Market on April 6, 2004, because the price at  which  the options to be granted in the future may be exercised is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
           ---------------------------------------

     STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 333-110903, 333-99447, 333-64072,
333-29999, 333-70815, 333-84837 and 333-40332, filed in connection with the 1991
Incentive Stock Option Plan, the 1989 Employee Stock Purchase Plan, and the 2000 Stock Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 2000 Stock Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 15, 2004.

     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2003.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.



                                      -2-
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
ITEM  8.   EXHIBITS.
           --------

     NUMBER                        DOCUMENT
     ------  ----------------------------------------------------------------
       5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the legality of the securities being registered.

      23.1   Consent of PricewaterhouseCoopers LLP.

      23.2   Consent of counsel (contained in Exhibit 5.1).

      24.1   Power of Attorney (see page 4).

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                                      -3-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 8th day of April, 2004.

                                      GENUS, INC.

                                      By:  /s/ William W.R. Elder
                                           -------------------------
                                           WILLIAM W. R. ELDER
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shum Mukherjee and William W. R. Elder, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

------------------------
       Signatures                         Title                       Date
------------------------  -------------------------------------  --------------

/s/ William W.R. Elder    President, Chief Executive Officer
------------------------  and Chairman of the Board (Principal   April 8, 2004
 WILLIAM W. R. ELDER      Executive Officer)

/s/ Shum Mukherjee        Chief Financial Officer and Vice
------------------------  President of Finance  (Principal       April 8, 2004
SHUM MUKHERJEE            Financial and Accounting Officer)

/s/ G. Frederick Forsyth  Director                               April 8, 2004
------------------------
G.  FREDERICK FORSYTH

/s/ Todd S. Myhre         Director                               April 8, 2004
------------------------
TODD S.  MYHRE

/s/ Mario M. Rosati       Director                               April 8, 2004
------------------------
MARIO M.  ROSATI

/s/ Robert J. Richardson  Director                               April 8, 2004
------------------------
ROBERT J. RICHARDSON



                                      -4-
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